Exhibit 11


                      OIL-DRI CORPORATION OF AMERICA
                  Computation of Weighted Average Number
                           of Shares Outstanding




                                                                     Average
                                                                     Shares-
                                                                    (Weighted
                                   Number  Number of               Shares) Number
                                     of     Shares       Weighted     of Days
 Quarter End         Period        Days   Outstanding     Shares    As Adjusted
April 30, 1995 02/01/95 to 2/28/95   28     6,949,822  194,595,016
               03/01/95 to 3/01/95    1     6,946,922    6,946,922
               03/02/95 to 3/02/95    1     6,945,922    6,945,922
               03/03/95 to 3/05/95    3     6,943,922   20,831,766
               03/06/95 to 3/06/95    1     6,942,722    6,942,722
               03/07/95 to 3/07/95    1     6,936,522    6,936,522
               03/08/95 to 3/09/95    2     6,934,822   13,869,644
               03/10/95 to 3/13/95    4     6,932,822   27,731,288
               03/14/95 to 3/14/95    1     6,932,322    6,932,322
               03/15/95 to 3/15/95    1     6,931,322    6,931,322
               03/16/95 to 3/19/95    4     6,929,822   27,719,288
               03/20/95 to 3/20/95    1     6,928,822    6,928,822
               03/21/95 to 3/21/95    1     6,928,322    6,928,322
               03/22/95 to 3/22/95    1     6,927,822    6,927,822
               03/23/95 to 3/23/95    1     6,927,322    6,927,322
               03/24/95 to 3/26/95    3     6,911,322   20,733,966
               03/27/95 to 4/30/95   35     6,901,322  241,546,270
                                     89                616,375,258     6,925,565


Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                          3,358
                                                                      6,928,923


April 30, 1995 02/01/94 to 3/21/94  49     6,998,285   342,915,965
               03/22/94 to 4/30/94  40     6,999,966   279,998,640
                                    89                 622,914,605    6,999,041


Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                         15,954
                                                                      7,014,995